EXHIBIT 9.1

AMENDMENT TO
 THIRD AMENDED AND RESTATED
 VOTING AGREEMENT

This AMENDMENT TO THIRD AMENDED AND RESTATED VOTING AGREEMENT (this “Amendment”) is made as of January 21, 2009, by and among WALLACE R. WEITZ & COMPANY, a Nebraska corporation (“Weitz Co.”), and WALLACE R. WEITZ, individually (collectively with Weitz Co., the “Weitz Advisors”), REDWOOD TRUST, INC., a Maryland corporation (“Redwood”), and George E. Bull, III (“Bull”).

WHEREAS, Redwood has previously granted waivers to the Weitz Advisors to purchase up to a maximum of 6,004,214 shares of Redwood Common Stock without violating Redwood’s 9.8% share Ownership Limit; and

WHEREAS, effective the date hereof, the Board of Directors of Redwood acting through a duly authorized committee granted the Weitz Advisors a further waiver to purchase an additional 4,752,504 shares of Redwood Common Stock in excess of 6,004,214 shares of Redwood Common Stock; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned in the Third Amended and Restated Voting Agreement;

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1. Amendment of Section 2 of the Third Amended and Restated Voting Agreement.   Section 2 of the Third Amended and Restated Voting Agreement is hereby deleted and replaced in its entirety with the following:

“2. Aggregate Number of Shares Subject to Waivers. The parties hereto confirm that, pursuant to the Waiver granted by the Board of Directors and subject to compliance by the Weitz Advisor Persons with the terms of this Voting Agreement, the Weitz Advisor Persons are permitted to Beneficially Own an aggregate of up to 10,756,718 shares of Common Stock without violating the Ownership Limit.”

2. Execution of Irrevocable Proxy.   Concurrently with the execution of this Amendment, any Weitz Advisors and any fund managed by the Weitz Advisors, in each case which holds shares of Common Stock, are executing and delivering to Redwood an Irrevocable Proxy in the form attached hereto as Exhibit A. The Irrevocable Proxy so executed and delivered will supersede any Irrevocable Proxy previously executed by any of them pursuant to the Third Amended and Restated Voting Agreement.

3. Continuation of Third Amended and Restated Voting Agreement.   The Third Amended and Restated Voting Agreement, as amended hereby, shall continue in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment to Third Amended and Restated Voting Agreement as of the date first written above.

/s/ George E. Bull III
GEORGE E. BULL III

REDWOOD TRUST, INC.

By:	/s/ Martin S. Hughes
Name: Martin S. Hughes
Title: President, Co-Chief Operating Officer and Chief Financial Officer

WALLACE R. WEITZ & COMPANY

By:	/s/ Wallace R. Weitz
Name: Wallace R. Weitz
Title: President

/s/ Wallace R. Weitz
WALLACE R. WEITZ

Exhibit A

IRREVOCABLE PROXY

This proxy is given pursuant to that certain Third Amended and Restated Voting Agreement, made as of March 20, 2008, by and among Wallace R. Weitz & Company, a Nebraska corporation, Wallace R. Weitz, individually, Redwood Trust, Inc., a Maryland corporation (“Redwood”), and George E. Bull as such agreement was amended by the Amendment to Third Amended and Restated Voting Agreement, dated as of January 21, 2009 (collectively, the “Voting Agreement”).

The undersigned stockholder of Redwood does hereby constitute and appoint George E. Bull and Martin S. Hughes, or either of them, as proxies for the undersigned (the “Proxies”), with full power of substitution in each of them, to attend any meeting of stockholders of Redwood, and any adjournment or postponement thereof, to cast on behalf of the undersigned in accordance with the Voting Agreement all votes that the undersigned is entitled to cast at such meeting (or by written consent in lieu of any such meeting) with respect to Excess Shares (as defined in the Voting Agreement) and otherwise to represent the undersigned with respect to Excess Shares if personally present at the meeting.

The undersigned hereby acknowledges that all prior proxies with respect to Excess Shares have terminated, affirms that this proxy is coupled with an interest and is irrevocable pursuant to the terms of the Voting Agreement and confirms all that the Proxies may lawfully do or cause to be done by virtue hereof and in accordance with the Voting Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy under seal this 21st day of January, 2009.

[insert stockholder]

By:
Name:
Title: